As filed with the Securities and Exchange Commission on December 21, 1998.
                                                   Registration No. 333-
========================================================================


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
               ----------------------------------------

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
               ----------------------------------------

              INTERNATIONAL MULTIFOODS CORPORATION
     (Exact name of registrant as specified in its charter)

          Delaware                                  41-0871880
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

200 East Lake Street, Wayzata, Minnesota              55391
(Address of Principal Executive Offices)            (Zip Code)

1997 STOCK-BASED INCENTIVE PLAN OF INTERNATIONAL MULTIFOODS CORPORATION
                        (Full title of the plan)
                      ----------------------------

                        Frank W. Bonvino, Esq.
            Vice President, General Counsel and Secretary
                 International Multifoods Corporation
                         200 East Lake Street
                       Wayzata, Minnesota 55391
              (Name and address of agent for service)

                           (612) 594-3300
   (Telephone number, including area code, of agent for service)
                   -----------------------------------

                    CALCULATION OF REGISTRATION FEE
========================================================================
                              Proposed       Proposed
 Title of                      maximum       maximum
securities      Amount        offering       aggregate        Amount
   to be         to be          price        offering    of registration
registered    registered      per share        price            fee
---------------------------------------------------------- -------------
Common Stock
(par value      500,000      $21.53125*    $10,765,625*     $2,992.84
$.10 per share)

========================================================================

*Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices on the New York Stock Exchange as reported in the consolidated transaction reporting system on December 15, 1998.

========================================================================

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of Registration Statement No. 333-34171 relating to the 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") are hereby incorporated by reference into this registration statement.

Item 8.   Exhibits.

     23     Consent of KPMG Peat Marwick LLP

     24     Power of Attorney


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on December 21, 1998.

                                    INTERNATIONAL MULTIFOODS CORPORATION
                                            (Registrant)

                                   By         *
                                     --------------------------------
                                         Gary E. Costley, Ph.D.
                                    Chairman of the Board, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                Title                              Date

         *
---------------------    Chairman of the Board, President    December 21, 1998
Gary E. Costley, Ph.D.     and Chief Executive Officer
                           (Principal Executive Officer)
                           and Director

/s/ William L. Trubeck
-----------------------  Senior Vice President - Finance     December 21, 1998
William L. Trubeck         and Chief Financial Officer
                           (Principal Financial Officer)

/s/ Dennis R. Johnson
---------------------    Vice President and                  December 21, 1998
Dennis R. Johnson          Controller
                           (Principal Accounting Officer)
         *
---------------------    Director                            December 21, 1998
Claire L. Arnold

         *
---------------------    Director                            December 21, 1998
Robert M. Price

         *
---------------------    Director                            December 21, 1998
Nicholas L. Reding

         *
---------------------    Director                            December 21, 1998
Jack D. Rehm

         *
---------------------    Director                            December 21, 1998
Lois D. Rice

         *
---------------------    Director                            December 21, 1998
Richard K. Smucker

         *
---------------------    Director                            December 21, 1998
Dolph W. von Arx


*By /s/ Frank W. Bonvino
    ---------------------
     Frank W. Bonvino
     Attorney-in-Fact




                                 EXHIBIT INDEX


23    Consent of KPMG Peat Marwick LLP

24    Power of Attorney